UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

____________________________________

BROADWIND, INC.

(Exact name of registrant as specified in its charter)

______________________________

Delaware                                    001-34278                           88-0409160
(State or Other Jurisdiction                    (Commission                           (I.R.S. Employer
of Incorporation)                   File Number)                   Identification No.)

3240 South Central Avenue
Cicero, Illinois 60804
(Address of Principal Executive Offices) (Zip Code)

(708) 780-4800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BWEN	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01         Completion of Acquisition or Disposition of Assets.

On September 8, 2025, Broadwind Heavy Fabrications, Inc. (the “Seller”), a wholly owned subsidiary of Broadwind, Inc. (the “Company”), completed the closing of the previously announced sale of certain assets (the “Transaction”) to Wisconsin Heavy Fabrication, LLC (the “Buyer”), a wholly-owned subsidiary of IES Holdings, Inc., pursuant to an Asset Purchase Agreement, dated June 4, 2025, as amended (the “Purchase Agreement”). The assets sold in the Transaction consisted of specified contracts, equipment, machinery and other personal property, and permits used in the Seller’s production facility located in Manitowoc, Wisconsin.

At the closing of the Transaction, the Seller received consideration of approximately $13,500,000, before the payment of transaction expenses, in the form of cash and the assumption by the Buyer of certain liabilities of the Seller. The Purchase Agreement contemplated that the Seller would receive an additional $500,000 (the “Closing Bonus”) if the Transaction closed after July 31, 2025, but before August 31, 2025. The Buyer and the Seller subsequently agreed to extend the deadline to receive the Closing Bonus if the Transaction closed after July 31, 2025, but on or before September 8, 2025.

The foregoing description of the terms of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 2.1 to this current report on Form 8-K (this “Current Report”), and to the First Amendment to Asset Purchase Agreement, dated August 21, 2025, which is included as Exhibit 2.2 to this Current Report, the terms of which are incorporated by reference herein.

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Daniel  E. Schueller, the President of the Seller, resigned from his position on September 8, 2025, in connection with the closing of the Transaction. Mr. Schueller’s resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 7.01         Regulation FD Disclosure.

On September 10, 2025, the Company issued a press release announcing the closing of the Transaction, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

The information contained and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

‐‐‐‐‐‐‐‐‐‐‐‐Exhibit No.	Description
2.1
Asset Purchase Agreement, dated as of June 4, 2025, by and between Broadwind Heavy Fabrications, Inc. and Wisconsin Heavy Fabrication, LLC (incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025)

2.2	First Amendment to Asset Purchase Agreement, dated as of August 21, 2025, by and between Broadwind Heavy Fabrications, Inc. and Wisconsin Heavy Fabrication, LLC
99.1	Press Release dated September 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND, INC.

By: /s/ Eric B. Blashford
Eric B. Blashford
President and Chief Executive Officer
(Principal Executive Officer)
Date: September 10, 2025